Exhibit 4.5

BENEFITFOCUS, INC.

WARRANT FOR THE PURCHASE OF SHARES OF

COMMON STOCK OF BENEFITFOCUS, INC.

February 24, 2015

No. 001	Warrant to Purchase 580,813 Shares

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

FOR VALUE RECEIVED, BENEFITFOCUS, INC., a Delaware corporation (the “Company”), hereby certifies that Mercer LLC, a Delaware limited liability company (together with its successor or permitted assigns, the “Holder”), is entitled, subject to the provisions of this Warrant, to purchase from the Company, at the times specified herein, 580,813 fully paid and non-assessable shares of Common Stock of the Company, par value $0.001 per share (the “Common Stock”), at a purchase price per share equal to the Exercise Price (as hereinafter defined). The number of shares of Common Stock to be received upon the exercise of this Warrant for the Purchase of Shares of Common Stock (this “Warrant”) and the price to be paid for a share of Common Stock are subject to adjustment from time to time as hereinafter set forth.

1. Definitions. The following terms, as used herein, have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person; provided that neither the Holder nor any of its Affiliates, on the one hand, nor the Company or any of its subsidiaries, on the other hand, shall be deemed to be Affiliates of one another. For purposes hereof, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.

“Board” means the Company’s Board of Directors.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by applicable law to remain closed.

“Closing Date” means the date of issuance of this Warrant to the Holder.

“Common Stock” has the meaning set forth in the Preamble.

“Company” has the meaning set forth in the Preamble.

“Company Existing Control Group” means Mason R. Holland, Jr., Shawn A. Jenkins, The Goldman Sachs Group, Inc. and Oak Investment Partners XII, L.P.

“Current Market Price Per Common Share” means, on any determination date, the volume weighted average price per share of Common Stock for the 20 consecutive trading days immediately prior to such date. If, on any determination date, the shares of Common Stock are not listed and traded on a national securities exchange, then the Current Market Price Per Common Share shall be as determined in good faith by the Board by application of a reasonable valuation method consistently applied and taking into consideration all available information material to the value of the Company and its subsidiaries; factors to be considered may include, as applicable, the value of tangible and intangible assets of the Company and its subsidiaries, the present value of future cash flows of the Company and its subsidiaries, the market value of stock or equity interests in similar corporations which can be readily determined through objective means (such as through trading prices on an established securities market or an amount paid in an arm’s length private transaction), and other relevant factors such as control premiums or discounts for lack of marketability.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exercise Price” means $26.50 per Warrant Share, as the same may be adjusted from time to time as provided in this Warrant.

“Expiration Time” means 5:00 p.m. New York City time on the date that is 30 months after the Closing Date, or if such day is not a Business Day, then 5:00 p.m. New York City time on the next succeeding Business Day.

“Holder” has the meaning set forth in the Preamble.

“Purchase Agreement” means the Securities Purchase Agreement dated as of February 24, 2015 between the Company and the Holder.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, incorporated or unincorporated association, joint stock company, unincorporated organization, a government or any department, subdivision or agency thereof, or other entity of any kind.

“Rights Agreement” means the Second Amended and Restated Investors’ Rights Agreement dated as of September 18, 2013, by and between the Company and the Company Existing Control Group, as amended by the First Amendment to the Second Amended and Restated Investors’ Rights Agreement, dated as of February 24, 2015, among the Company, the Holder and the Company Existing Control Group.

“Securities Act” means the Securities Act of 1933.

“Warrant” has the meaning set forth in the Preamble.

“Warrant Shares” means the shares of Common Stock deliverable upon exercise of this Warrant, as the same may be adjusted from time to time as provided in this Warrant.

2. Exercise of Warrant.

(a) The Holder is entitled to exercise this Warrant in whole or in part at any time, or from time to time, at or prior to the Expiration Time. To exercise this Warrant, the Holder shall (i) deliver to the Company (A) an executed Warrant Exercise Notice substantially in the form attached as Exhibit A to this Warrant and (B) the original executed Warrant together with an executed Warrant Exercise Subscription Form substantially in the form attached as Exhibit B to this Warrant and (ii) pay to Company an amount equal to the aggregate Exercise Price.

(b) At the election of the Holder, the Exercise Price may be paid either by wire transfer of immediately available funds to an account designated by the Company or by certified or official bank check or bank cashier’s check payable to the order of the Company. Unless the Holder requests delivery of the Warrant Shares in a different name than the Holder’s name, the Company shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares.

(c) If the Holder exercises this Warrant in part, this Warrant shall be surrendered by the Holder to the Company and a new Warrant of the same tenor and for the unexercised number of Warrant Shares shall be executed by the Company as promptly as reasonably practicable. The Company shall register the new Warrant in the name of the Holder or in such name or names of its transferee pursuant to Section 5 as may be directed in writing by the Holder and deliver the new Warrant to the Person or Persons entitled to receive the same as promptly as reasonably practicable.

(d) Upon surrender of this Warrant in conformity with the foregoing provisions, the Company shall promptly transfer to the Holder of this Warrant appropriate evidence of ownership of the shares of Common Stock or other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, the name or names of the Holder or its transferee pursuant to Section 5 as may be directed in writing by the Holder, and shall deliver such evidence of ownership and any other securities or property (including any money) to the Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in Section 4.

3. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance upon exercise of this Warrant such number of its authorized but unissued shares of Common Stock or any other securities of the Company from time to time issuable upon exercise of this Warrant as shall be sufficient to permit the exercise in full of this Warrant. All such shares shall be duly authorized and, when issued and paid for upon exercise of the Warrant, shall be newly, duly and validly issued, fully paid and non-assessable, free and clear of all liens and will not be subject to preemptive rights, rights of first refusal, any similar rights of stockholders or any other limitation or restriction, except as provided for in the Purchase Agreement or Rights Agreement, and except as a result of the shares having been issued pursuant to an exemption from registration under the Securities Act.

4. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, and in lieu of delivery of any such fractional share to which the Holder may be entitled upon any exercise of this Warrant, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Current Market Price Per Common Share on the Business Day immediately preceding the date on which the Holder delivers the Warrant Exercise Notice pursuant to Section 2(a).

5. Transfer or Assignment of Warrant by the Holder.

(a) Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that the registered holder hereof may be treated by the Company and all other Persons dealing with this Warrant as the absolute owner hereof for any purpose and as the Person entitled to exercise the rights represented hereby.

(b) The Holder agrees that this Warrant and the Warrant Shares shall be subject to the same restrictions on sales, transfers and other dispositions as are applicable to the shares of Common Stock acquired by the Holder pursuant to Section 4.9 of the Purchase Agreement; provided that the exception to such restrictions set forth in Section 4.9(i) of the Purchase Agreement shall not apply to this Warrant or the Warrant Shares.

(c) Without limiting Section 5(b), this Warrant shall be subject to the restrictions on transfer set forth in Section 2.12 of the Rights Agreement.

(d) Upon a valid exchange, transfer or assignment of this Warrant and surrender of this Warrant to the Company, together with a duly executed Warrant Assignment Form substantially in the form attached as Exhibit C, the Company shall, as promptly as practicable and without charge, execute and deliver a new Warrant in the name of the assignee or assignees named in such Warrant Assignment Form and, if the Holder’s entire interest is not being assigned, in the name of the Holder, and this Warrant shall promptly be canceled.

6. Loss or Destruction of Warrant. Upon receipt by the Company of evidence satisfactory to it (in the exercise of its reasonable discretion) of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

7. Anti-Dilution Provisions.

(a) Common Stock Dividends, Subdivisions or Combinations. If the Company shall at any time after the date hereof (x) declare and pay a dividend or make a distribution on Common Stock payable in Common Stock, (y) subdivide or split the outstanding shares of Common Stock into a greater number of shares or (z) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, then in each such case:

(i) the number of Warrant Shares issuable upon exercise of this Warrant thereafter shall be proportionately adjusted so that the exercise of this Warrant after such event shall entitle the Holder to receive the aggregate number of shares of Common Stock that such Holder would have been entitled to receive had such Holder exercised this Warrant immediately prior to such event; and

(ii) the Exercise Price thereafter shall be adjusted to equal the product of the Exercise Price in effect immediately prior to such event multiplied by a fraction (A) the numerator of which shall be the number of Warrant Shares issuable upon the exercise of this Warrant immediately prior to such event and (B) the denominator of which shall be the number of Warrant Shares issuable upon the exercise of this Warrant immediately following such event.

Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the applicable record date, in the case of a dividend or distribution, or immediately after the applicable effective date, in the case of a subdivision, split, combination or reclassification.

(b) Consolidation, Merger or Sale of Assets. In the event of any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or any sale or transfer of all or substantially all of the assets of the Company to the Person formed by such consolidation or resulting from such merger or to any other Person that acquires such assets pursuant to any such sale or transfer of all or substantially all of the assets of the Company, as the case may be, then the Holder shall have the right thereafter to exercise this Warrant for the kind and amount of securities, cash and/or other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock for which this Warrant may have been exercised immediately prior to such consolidation, merger, sale or transfer. In determining the kind and amount of securities, cash and/or other property receivable upon such consolidation, merger, sale or transfer, if the holders of Common Stock have the right to elect as to the consideration to be received upon the consummation of such consolidation, merger, sale or transfer, then the consideration that the Holder shall be entitled to receive upon exercise shall be deemed to be the kind and amount of consideration received by the majority of all holders of Common Stock that affirmatively make an election (or of all such holders if none make an election). Adjustments for events subsequent to the effective date of such a consolidation, merger, sale or transfer of assets shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. In any such event, effective provisions shall be made in the certificate of incorporation or other organizational or charter documents of the resulting or surviving corporation, in any contract of sale, merger, conveyance, lease, transfer or otherwise so that the provisions set forth herein for the protection of the rights of the Holder shall thereafter continue to be applicable; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon exercise, such shares of stock, other securities, cash and property.

(c) Certain Determinations. For purposes of any computation of any adjustment required under this Section 7:

(i) adjustments shall be made successively whenever any event giving rise to such an adjustment shall occur;

(ii) if any portion of any consideration to be received by the Company in a transaction giving rise to such an adjustment shall be in a form other than cash, the fair market value of such non-cash consideration shall be utilized in such computation. Such fair market value shall be determined by the Board; provided that if the Holder objects to any such determination, such fair market value shall be as determined by an independent appraiser retained by the Holder and reasonably satisfactory to the Company, the expense of which shall be shared equally by the Company and the Holder. The Holder shall be notified promptly of any consideration other than cash to be received by the Company and furnished with a description of the consideration and the fair market value thereof, as determined in accordance with the foregoing provisions;

(iii) such calculations shall be made to the nearest one-tenth of a cent or to the nearest one-hundredth of a share, as the case may be;

(iv) the number of Shares outstanding at any given time shall not include shares owned or held by or for the account of the Company; and

(v) no adjustment in the Exercise Price or the number of Warrant Shares issuable upon exercise of the Warrant, as the case may be, shall be required if the amount of such adjustment would be less than one-tenth of a cent or one-hundredth of a share, as the case may be; provided that any adjustments which by reason of this Section 7(c)(v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(d) Certificates as to Adjustments. Upon the occurrence of any and each adjustment to the Exercise Price or the number of Warrant Shares issuable upon exercise of this Warrant, the Company shall promptly compute such adjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment and showing in reasonable detail the facts upon which such adjustment is based.

(e) Notices. In the event that the Company shall propose at any time to effect any of the events described in Sections 7(a) through (b) that would result in an adjustment to the Exercise Price, the number of Warrant Shares issuable upon exercise of this Warrant or a change in the type of securities or property to be delivered upon exercise of this Warrant, the Company shall send notice to the Holder in the manner set forth in Section 10. Such notice shall be sent at least 15 days prior to the effective date of any such event and shall specify such effective date. In the event that the Company shall issue a dividend or other distribution, the Company shall send notice to the Holder in the manner set forth in Section 10. Such notice shall be sent at least ten days prior to the applicable record date and shall specify such record date and the date on which such dividend or other distribution is to be made. In all cases, such notice shall specify such event in reasonable detail, including the effect on the Exercise Price and the number, kind or class of securities or other property issuable upon exercise of this Warrant.

8. Furnishing of Information. The Company covenants to timely file its Exchange Act reports and furnish such information as required by Section 4.2 of the Purchase Agreement.

9. Rights of the Holder. Prior to any exercise of this Warrant, the Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of shareholders or any notice of any proceedings of the Company except as may be specifically provided for herein.

10. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 10 prior to 5:00 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 10 on a day that is not a Business Day or at or later than 5:00 p.m. (New York City time) on any Business Day, (c) the Business Day following the date of deposit with a nationally recognized overnight courier service, and (d) upon actual receipt by the party to whom such notice is required to be given. Notice via electronic mail must be supplemented by another of the above methods. The addresses, facsimile numbers and email addresses for such notices and communications are as follows, subject to change as the applicable party may hereafter specify for such purpose by notice to the other parties hereto:

To the Company:

Benefitfocus, Inc.

100 Benefitfocus Way

Charleston, SC 29492

Attention: Paris Cavic, General Counsel

Telephone No.: (843) 849-7476

Facsimile No.: (843) 849-6062

E-mail: paris.cavic@benefitfocus.com

With copies to:

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, NC 27607

Attention: Donald R. Reynolds

Telephone No.: (919) 781-4000

Facsimile No.: (919) 781-4865

E-mail: dreynolds@wyrick.com

To the Holder:

Mercer LLC

1166 Avenue of the Americas

New York, NY 10036

Attention: Rian Miller, General Counsel

Telephone No.: (212) 345-1835

Facsimile No.: (212) 345-4433

E-mail: rian.miller@mercer.com

With copies to:

Mercer LLC

1166 Avenue of the Americas

New York, NY 10036

Attention: Margaret M. O’Brien, Global Chief Counsel - Health & Benefits

Telephone No.: (212) 345-5120

Facsimile No.: (212) 345-5627

E-mail: margaret.o’brien@mercer.com

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attention: Phillip R. Mills

Telephone No.: (212) 450-4000

Facsimile No.: (212) 701-5800

E-mail: phillip.mills@davispolk.com

11. Amendments; Waivers. No provision of this Warrant may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Holder, and in the case of a waiver, by the party against whom the waiver is to be effective. No waiver of any default with respect to any provision, condition or requirement of this Warrant shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

12. Successors and Assigns. This Warrant shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign, delegate or otherwise transfer this Warrant or any rights or obligations hereunder without the prior written consent of the Holder. Any assignment, delegation or other transfer in violation of the foregoing provisions of this Section 12 shall be null and void ab initio.

13. Governing Law; Venue; Service of Process; Waiver of Jury Trial. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT

GIVING EFFECT TO THAT BODY OF LAWS PERTAINING TO CONFLICT OF LAWS. EACH PARTY HEREBY IRREVOCABLY CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF DELAWARE FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY (INCLUDING WITH RESPECT TO THE ENFORCEMENT HEREOF), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT MAY NOW OR HEREAFTER HAVE THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS WARRANT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO A TRIAL BY JURY IN CONNECTION WITH ANY DISPUTE HEREUNDER OR ANY TRANSACTION CONTEMPLATED HEREBY.

14. Execution. This Warrant may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.

15. Other Definitional and Interpretive Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Warrant shall refer to this Warrant as a whole and not to any particular provision of this Warrant. References to Sections and Exhibits are to Sections and Exhibits of this Warrant unless otherwise specified. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Warrant as if set forth in full herein. Any capitalized terms used in any Exhibit but not otherwise defined therein, shall have the meaning as defined in this Warrant. Any singular term in this Warrant shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Warrant, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed by its duly authorized officer and to be dated as of the date first indicated above.

BENEFITFOCUS, INC.

By:	/s/ Mason R. Holland, Jr
	Name:	Mason R. Holland, Jr.
	Title:	Executive Chairman of the Board

[Signature Page to Warrant]

Acknowledged and Agreed:

MERCER LLC

By:	/s/ Julio Portalatin
	Name:	Julio Portalatin
	Title:	President and Chief Executive Officer

[Signature Page to Warrant]

Exhibit A

WARRANT EXERCISE NOTICE

(To be delivered prior to exercise of the Warrant

by execution of the Warrant Exercise Subscription Form)

To:	Benefitfocus, Inc.

The undersigned hereby notifies you of its intention to exercise the Warrant to purchase shares of Common Stock, par value $0.001 per share, of Benefitfocus, Inc. The undersigned intends to exercise the Warrant to purchase                  shares (the “Warrant Shares”) at $         per Share (the Exercise Price currently in effect pursuant to the Warrant). As indicated below, the undersigned intends to pay the aggregate Exercise Price for the Warrant Shares in by wire transfer of immediately available funds or by certified or official bank or bank cashier’s check.

Date:

(Signature of Owner)

(Street Address)

(City) (State) (Zip Code)

Payment:	☐	$ wire transfer of immediately available funds

	☐	$ certified or official bank or bank cashier’s check

Exhibit B

WARRANT EXERCISE SUBSCRIPTION FORM

(To be executed only upon exercise of the Warrant

after delivery of Warrant Exercise Notice)

To:	Benefitfocus, Inc.

The undersigned irrevocably exercises the Warrant for the purchase of                shares (the “Warrant Shares”) of Common Stock, par value $0.001 per share, of Benefitfocus, Inc. (the “Company”) at $        per Share (the Exercise Price currently in effect pursuant to the Warrant) and herewith makes payment of $        (such payment being made as specified in the undersigned’s previously delivered Warrant Exercise Notice), all on the terms and conditions specified in the within the Warrant, surrenders this Warrant and all right, title and interest therein to the Company and directs that the Warrant Shares deliverable upon the exercise of this Warrant be registered or placed in the name and at the address specified below and delivered thereto.

Date:

(Signature of Owner)

(Street Address)

(City) (State) (Zip Code)

Securities and/or check to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

Any unexercised portion of the Warrant evidenced by the within Warrant to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

Exhibit C

WARRANT ASSIGNMENT FORM

Dated             ,

FOR VALUE RECEIVED,

hereby sells, assigns and transfers unto

(the “Assignee”),

(please type or print in block letters)

(insert address)

its right to purchase up to shares of Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint                                          Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Signature